UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Recovery Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Recovery Energy, Inc.
1515 Wynkoop St., Suite 200
Denver, CO 80202

PROXY STATEMENT AND
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD September 26, 2012

Important Notice Regarding the Availability of Proxy Materials for our Special Meeting of Stockholders to Be Held on
September 26,  2012:
This Proxy Statement and the form of proxy are available to you at www.recoveryenergyco.com.

To Our Stockholders:

You are cordially invited to attend a special meeting of the stockholders of Recovery Energy, Inc., at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO, at 10:00 a.m. (Denver, Colorado time) on Wednesday, September 26, 2012, or at any adjournment or postponement thereof, for the following purposes:

1.  To approve and adopt the 2012 Equity Incentive Plan;

2.  To ratify and approve the issuance of 264,365 shares of our common stock to employees and directors as compensation;

3.  To ratify and approve the issuance of 1,500,000 unregistered shares of our common stock to purchase oil and gas interests in 15,600 gross, 2,400 net acres in the Chugwater prospect, including two horizontal wells drilled in that prospect, from TRW Exploration, LLC in connection with termination of a joint venture with TRW Exploration; and

4.  To transact such other business as may properly come before the meeting.

Nasdaq listing rules require stockholder approval of these proposals.  Details relating to the above proposals are set forth in the attached proxy statement. All of Recovery’s stockholders of record as of the close of business on August 20, 2012 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

This board of directors intends to send these proxy materials to stockholders on or about September 6, 2012.

By Order of the Board of Directors

Roger A. Parker
Chairman, Board of Directors

September 5, 2012

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

Proxy Solicitation

The board of directors of Recovery is soliciting proxies to be used at our special meeting of stockholders to be held at 10:00 a.m. on Wednesday, September 26, 2012, at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO.  This proxy statement contains important information regarding Recovery’s special meeting, the proposal on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Who Can Vote

Stockholders of record at the close of business on August 20, 2012, also referred to herein as the “record date,” may vote at the special meeting. As of the record date, we had 17,966,143 issued and outstanding shares of common stock, which were held by approximately 20 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the special meeting.

How You Can Vote

You can vote your shares if you are represented by proxy or present in person at the special meeting. If you hold your shares through your broker in “street name,” you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares “FOR” the election of all nominees for director and as recommended by our board of directors with regard to all other matters.

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the special meeting by any of the following three methods:

●	by voting in person at the special meeting;
●	by delivering to our corporate secretary, Eric Ulwelling, a written notice of revocation dated after the proxy; or
●	by delivering another proxy dated after the previous proxy.

Required Votes

Each share of common stock has one vote on all matters properly brought before the special meeting. In order to conduct business at the special meeting, a quorum of a majority of the outstanding shares of common stock entitled to vote as of the record date must be present in person or represented by proxy. The affirmative vote of the holders of a majority of the common stock represented at the meeting, in person or by proxy, will be required to approve the proposal. Abstentions and broker non-votes will not be counted as votes cast or shares voting on the proposal and will have no effect on the vote.

Voting Procedures

Votes cast by proxy or in person at the special meeting will be counted by the persons we appoint to act as election inspectors for the special meeting. Abstentions and broker non-votes (as described below) are each included in the determination of the number of shares present at the special meeting for purposes of determining the presence of a quorum and are tabulated separately.

Costs of Proxy Solicitation

Recovery will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees and agents of Recovery, not specially employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. Recovery will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Special Meeting

If you plan to attend the special meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the special meeting without an admission ticket, you will only be admitted once we verify your share ownership. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

A complete list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the special meeting and at our principal executive offices located at 1515 Wynkoop St., Suite 200, Denver, CO 80202 during normal business hours for a period of at least 10 days prior to the special meeting.

PROPOSAL 1:
APPROVAL AND ADOPTION OF 2012 EQUITY INCENTIVE PLAN

On August 31, 2012, our board of directors adopted the 2012 Equity Incentive Plan subject to shareholder approval.  The board of directors believes the plan will help Recovery Energy attract, motivate and retain qualified employees, directors and consultants through the grant of equity-based and performance-based incentives and thereby further align the interests of such personnel with those of our stockholders.

Our board of directors believes that the plan will be a material element of our overall compensation program and, in turn, will be important to our future financial and operational success. If the plan is not approved, our ability to provide equity-based compensation incentives in order to attract, motivate and retain key personnel will be severely limited. If the plan is approved, we will be able to grant to employees options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Furthermore, if the plan is approved, we will be able to authorize discretionary grants of nonqualified stock options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards to eligible employees, directors and consultants of Recovery Energy.

The principal features of the plan are summarized below. This summary is qualified in its entirety by the provisions of the plan which is filed as Exhibit 10.2 to our current report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on August 31, 2012 and is incorporated herein by reference.

Securities Subject to the Plan

The aggregate number of shares of common stock subject to stock grants and other awards under the employee plan is 900,000.  To the extent that an award expires, ceases to be exercisable, is forfeited or repurchased by Recovery Energy, any shares subject to the award may be used again for new grants under the plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award (other than a stock option) may be used for grants under the plan.  To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Recovery Energy will not be counted against the shares available for issuance under the plan.  The maximum number of shares that may be subject to one or more awards to a participant pursuant to the plan during any calendar year is 1,000,000.

Administration of the Plan

The plan will be administered by the compensation committee of the board of directors. The compensation committee shall consist solely of two or more directors, each of whom qualifies as a non-employee director pursuant to Rule 16b-3 of the Securities and Exchange Act, and, to the extent the board of directors considers it desirable for compensation delivered pursuant to a grant of awards under the employee plan to be eligible to qualify for an exemption under Code Section 162(m), the committee shall consist of two or more "outside directors" pursuant to Code Section 162(m).

Eligibility

Employees, directors and consultants of Recovery Energy are eligible to receive options, restricted stock, stock appreciation rights, bonus stock, restricted stock units, and other equity-based awards under the plan.  The administrator determines which of such employees, consultants and directors will be granted options or other awards.

Vesting of Awards

An award vests or becomes exercisable at such times as determined by the administrator and set forth in the applicable award agreement.  The administrator in its discretion may provide that an award will be vested or exercisable upon (i) the attainment of one or more performance goals or targets established by the administrator, (ii) the participant's continued employment or service as a director or consultant, (iii) the occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion, or (iv) a combination of any of the foregoing.  Each award may have different provisions with respect to vesting and/or exercise of the award.  Also, at any time after the grant of an award, the administrator may accelerate the award’s vesting period.

Types of Awards

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Options. The administrator may grant employees incentive stock options, meaning they are intended to satisfy the requirements of Code Section 422, or nonqualified stock options, meaning they are not intended to satisfy the requirements of Code Section 422.  Directors and consultants may only receive nonqualified stock options.  Each option will be evidenced by a written agreement. Award agreements evidencing incentive stock options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code Section 422. The administrator sets the exercise price at the time the option is granted, except that the exercise price of any option that is intended to be an incentive stock option or to constitute Code Section 162(m) performance-based compensation may not be less than 100% of the fair market value (as determined under the employee plan) of the shares of common stock subject to the option on the date the option is granted (or 110% for incentive stock options granted to a 10% owner). Nonqualified stock options may be granted with an exercise price of less than 100% of the fair market value of the shares of common stock subject to the option on the date the option is granted. The term of an option is set by the administrator, provided that the term of the option may not be longer than 10 years from the date the option is granted (or in the case of an incentive stock option granted to a 10% owner, five years from the date of grant). An option may be exercised in whole or in part with respect to whole shares by delivery of an irrevocable notice of exercise in such manner as determined by Recovery Energy. The administrator may allow payment in whole or in part by the following: (i) cash or check or wire transfer; (ii) delivery of shares of common stock; (iii) delivery of a notice that the participant has placed a market sell order with a broker with respect to shares of common stock then issuable; or (iv) a cashless "net exercise" arrangement.

•
Stock Appreciation Rights. The administrator may issue stock appreciation rights, or SARs, in such amounts and on such terms and conditions as determined by the administrator consistent with the plan. A SAR will be evidenced by a written SAR agreement and will entitle the participant to exercise all or a portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the SAR from the fair market value on the date of exercise of the SAR by the number of shares of common stock with respect to which the SAR has been exercised.  The exercise price per share of common stock subject to each SAR shall be set by the administrator, but shall not be less than 100% of the fair market value of the common stock on the date the SAR is granted. The term of a SAR is set by the administrator provided that the term of the SAR may not be longer than 10 years from the date the SAR is granted.  A SAR may be paid to the participant in the form of cash, whole shares, or a combination thereof, based on the fair market value of the shares earned under the SAR on the date of payment.

•
Restricted Stock. The administrator may issue restricted stock on such terms and conditions as determined by the administrator consistent with the plan.  Restricted stock shall constitute issued and outstanding shares of common stock for all corporate purposes and the grantee shall have the right to vote, to receive and retain all regular cash dividends and such other distributions, as the board of directors may designate, pay or distribute on such restricted stock, and to exercise all other rights, powers and privileges of a holder of common stock.

•
Restricted Stock Units. Restricted stock units or RSUs may be granted to any participant. An RSU entitles the holder to the right to receive shares or cash at the end of a deferral period. At the time of grant, the administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including any performance criteria or other specific criteria, in each case on a specified date or dates or over any period or periods determined by the administrator.  Upon the vesting of an RSU, the grantee will become entitled to receive a number of shares of common stock equal to the number of vested RSUs.

•
Bonus Stock. Bonus stock awards will be made in shares of common stock other than restricted stock and may be subject to performance criteria or any other specific criteria determined by the administrator.  The purchase price, if any, for common stock issued in connection with a bonus stock award or deferred stock award will be determined by the administrator in its sole discretion.

•
Other Awards. The plan provides that the administrator may also grant other equity-based awards or any combination thereof to participants.  The term of each such grant or issuance will be set by the administrator in its sole discretion.  The administrator may establish the exercise price or purchase price, if any, of any such award as well as any vesting or performance criteria.

•
Performance Awards. The administrator may grant performance awards to participants under the plan.  The value of performance awards may be linked to any one or more of the performance criteria or other specific criteria determined by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator.  Performance awards may be paid in cash, shares of common stock, or both.  If an award is intended to qualify as "performance-based compensation" under Code Section 162(m)(4), participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied.

Transferability of Awards

Awards granted generally are not transferable except by will or the laws of descent and distribution and are only exercisable during the lifetime of the grantee of the award or the grantee’s guardian or legal representative. The administrator may permit transfers to certain persons or entities related to the participant, including but not limited to members of the grantee’s family or to such other persons or entities as may be expressly approved by the administrator after taking into account any applicable tax or securities laws.

Adjustment to Common Stock

In the event that any dividend or other distribution, recapitalization, common stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange, or other relevant changes in capitalization, affects Recovery Energy’s common stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of award grantees, the administrator will make equitable changes or adjustments to outstanding awards to prevent such dilution or enlargement of rights, and adjustments to the number of shares reserved under the stock or other property, the exercise price, grant price, or purchase price and terms relating to performance goals (such as share price targets).

Change in Control

In the event of a change in control, the administrator in its sole discretion may (i) subject to certain limitations, negotiate a binding agreement whereby the surviving corporation or acquiring corporation may assume any outstanding award under the plan or may substitute similar stock awards on an equitable basis of appropriate stock of Recovery Energy, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the common stock, (ii) accelerate the vesting of outstanding awards, (iii) upon written notice to participants, provide that all unexercised awards must be exercised or satisfied upon the change in control or within a specified number of days of the date of such change in control, or (iv) prior to such a change in control, terminate any or all unexercised awards in exchange for cash or consideration similar to that received by stockholders of common stock of Recovery Energy, less the exercise price required under any such awards.

Tax Withholding

Recovery Energy may deduct or withhold, or require any participant to remit to Recovery Energy, an amount sufficient to satisfy applicable federal, state, local and foreign withholding tax obligations with respect to any award granted to that participant.  The administrator may allow a participant to elect to have Recovery Energy withhold from any cash compensation paid to the participant or shares of common stock otherwise issuable under any award (or allow the return of shares of common stock).

Amendment, Modification and Termination of the Plan

The board of directors may terminate, amend, suspend or modify the plan, in whole or in part, at any time, except that no such action may diminish or impair the rights under an award previously granted without the affected participant’s consent.  Stockholder approval must be obtained for any amendment (i) to increase the number of shares available under the plan, (ii) to increase the number of shares available under the plan that may be issued as incentive stock options, (iii) change the class of individuals eligible to receive awards under the plan, or (iv) make any other change that would require stockholder approval under applicable laws or stock exchange requirements.

Tax Consequences

The following is a brief summary under current law of the material United States federal income tax consequences to participants in the plan.  This summary deals with the general tax principles that apply and does not purport to be a complete description of the federal income tax consequences applicable to a participant or Recovery Energy. Some kinds of taxes, such as foreign taxes and state and local income taxes are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

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Code Section 409A. Certain types of awards under the plan, including certain nonqualified options and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Code Section 409A.  Unless certain requirements set forth in Code Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties).  To the extent applicable, the plan and awards granted under the plan will be structured and interpreted in a manner that is intended to allow the plan and the awards to be exempt from or comply with Code Section 409A.

•
Nonqualified Stock Options. Holders granted nonqualified stock options under the plan generally will not have taxable income on the grant of the option, nor will Recovery Energy be entitled to any deduction.  Generally, on exercise of a nonqualified stock option a holder will recognize ordinary income, and Recovery Energy will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise.  The basis in the shares of common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of common stock on the date of exercise the option.  Any subsequent gain or loss will be generally taxable as capital gain or loss. Nonqualified stock options granted with an exercise price below the fair market value of a share of common stock on the date of grant may be subject to Code Section 409A.

•
Incentive Stock Options. There is no taxable income to an incentive stock option holder at grant or upon exercise of the incentive stock option.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price may be an "item of adjustment" for the holder for purposes of the alternative minimum tax.  Gain realized by the holder on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Recovery Energy, unless the holder disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred, then the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and Recovery Energy will be entitled to a corresponding deduction.

•
Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the holder in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

•
Restricted Stock. A holder generally will not have taxable income on the grant of restricted stock, nor will Recovery Energy then be entitled to any deduction, unless the holder makes an election under Code Section 83(b).  However, when restrictions on shares of restricted stock lapse, the holder generally will recognize ordinary income, and Recovery Energy will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.

•	Bonus Stock. Upon a grant of bonus stock, a holder generally will have taxable income equal to the value of the bonus stock, and Recovery Energy will be entitled to a deduction in the same amount.

•
Restricted Stock Units. A holder generally will not realize taxable income at the time of the grant of restricted stock units, and Recovery Energy will not be entitled to a deduction at that time. Instead, when the restricted stock units are settled, whether in cash or common stock, the holder will have ordinary income, and Recovery energy will be entitled to a corresponding deduction.  Restricted stock units may be subject to Code Section 409A.

•
Code Section 162(m). As described above, Recovery Energy is generally entitled to a deduction equal to the ordinary income realized by a participant in connection with awards made under the employee plan. However, compensation paid to Recovery Energy’s named executive officers is generally subject to the $1 million annual deduction limitation of Code Section 162(m). This limitation does not apply to performance-based compensation that meets certain requirements, including a stockholder approval requirement. If the plan is approved by our shareholders, it is anticipated that performance-based awards granted under the plan will qualify for an exemption from the Code Section 162(m) deduction limitation.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” this proposal to approve and adopt the 2012 Equity Incentive Plan.

PROPOSAL 2:
APPROVAL OF THE ISSUANCE OF 264,365 UNREGISTERED SHARES OF COMMON STOCK TO EMPLOYEES AND DIRECTORS

We are seeking shareholder ratification and approval of the issuance of 264,365 unregistered shares of our common stock to the following employees and directors:

Name	Position	Number of Shares	Vesting
W. Phillip Marcum	Director	50,000	1/3 on each of September 9, 2012, 2013 and 2014
Bruce B. White	Director	50,000	1/3 on each of April 23, 2013, 2014 and 2015
D. Kirk Edwards	Director	50,000	1/3 on each of April 23, 2013, 2014 and 2015
Timothy N. Poster	Director	13,115	No vesting
Michael A. Domenick	Senior Geologist	68,750	1/3 on each of April 30, 2012, 2013 and 2014
James Childs	Geology Technician	7,500	1/3 on each of April 1, 2012, 2013 and 2014
Eric Ulwelling	Controller	25,000	1/3 on each of February 6, 2013, 2014 and 2015

These shares were issued as compensation in order to attract, motivate and retain qualified employees and directors.   We are soliciting your ratification and approval of these grants to comply with Nasdaq's requirement that equity-based compensation be approved by stockholders.  Future equity-based compensation will be made through the 2012 Equity Incentive Plan, if approved.  If these grants are not ratified and approved by our shareholders, Nasdaq could impose sanctions on us, which could include delisting of our common stock.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” ratification and approval of the issuance of these shares.

PROPOSAL 3:
APPROVAL OF THE ISSUANCE OF 1,500,000 UNREGISTERED SHARES OF COMMON STOCK TO PURCHASE OIL AND GAS INTERESTS IN 15,600 GROSS, 2,400 NET ACRES IN THE CHUGWATER PROSPECT, INCLUDING TWO HORIZONTAL WELLS DRILLED IN THAT PROSPECT, FROM TRW EXPLORATION, LLC IN CONNECTION WITH TERMINATION OF A JOINT VENTURE WITH TRW EXPLORATION

We are seeking shareholder ratification and approval of the issuance of 1,500,000 unregistered shares of our common stock to TRW Exploration, LLC to purchase oil and gas interests in 15,600 gross, 2,400 net acres in the Chugwater prospect located in Laramie County, Wyoming, including two horizontal wells drilled in that prospect and mutual releases in connection with termination of a joint venture with TRW Exploration.  Our board of directors approved the transaction which closed in December, 2011.  TRW Exploration was majority owned by several of our shareholders, at least one of whom owned more than 5% of our outstanding common stock at the time the shares were issued.

Under the December 2010 joint venture agreement, TRW Exploration paid us $2,000,000 for the purchase of an interest in the 2,400 acres and also agreed to pay $7,100,000 of the drilling and completion costs of two horizontal wells to be drilled on the acreage in order to earn a 60% working interest in each well.  These two wells were drilled and completed in 2011 and are currently being evaluated as to their potential to sustain commercial production.  In addition to the $2,000,000 initial payment, TRW paid $7,100,000 of the drilling and completion costs of the two wells. Upon termination of the joint venture, TRW sold back its interest in the wells along with all of its rights to the undeveloped acreage in consideration for the issuance by the Company of 1,500,000 shares of unregistered common stock that we valued at $4,875,000 and the mutual releases.  The termination and release agreement with TRW Exploration, LLC is filed as Exhibit 10.2 to our current report on Form 8-K filed with the SEC on December 19, 2011 and is incorporated herein by reference.

On August 15, 2012 Nasdaq notified us that the transaction violated Nasdaq Listing Rule 5635(a)(2), which requires shareholder approval for the issuance of shares to purchase assets from any shareholder that owns more than 5% of the listed company's shares or holds voting power greater than 5%.  We are soliciting your ratification and approval of the transaction to comply with this rule.  If the transaction is not ratified and approved by our shareholders, Nasdaq could impose sanctions on us, which could include delisting of our common stock.

Recommendation of the Board of Directors

Recovery’s board of directors recommends that you vote “FOR” termination of the joint venture.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of August 20, 2012 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock.  This table is based upon the total number of shares outstanding as of August 20, 2012 of 17,966,143.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class Beneficially Owned
Directors and Executive Officers

Roger A. Parker, Chief Executive Officer and Chairman of Board of Directors	1,375,000(1)	7.65%

A. Bradley Gabbard, Chief Financial Officer and Director	103,500(1)	0.58%

Timothy N. Poster, Director	151,325(1)	0.84%

W. Phillip Marcum, Director	50,000(1)	0.28%

Bruce B. White, Director	50,000(1)	0.28%

D. Kirk Edwards, Director	82,627(1)	0.46%

Officers and directors as a group (six persons)	1,812,452(1)	10.09%

Hexagon Investments, LLC	2,675,000(2)	14.89%

Edward Mike Davis, L.L.C. (3)	3,015,417	16.78%

Steven B. Dunn and Laura Dunn Revocable Trust	1,281,520(4)	7.13%

J. Steven Emerson	974,157(5)	5.42%

Wallington Investment Holdings, Ltd	1,589,741	8.85%

(1)	Some of these shares are subject to vesting.
(2)
Includes (i) 1,250,000 shares owned by Hexagon, LLC, (ii) 1,000,000 shares underlying warrants held by Hexagon, (ii) 129,008 shares owned by Labryinth Enterprises LLC, which is controlled by Scott J. Reiman, (iii) 245,992 shares owned by Reiman Foundation, which is controlled by Scott J. Reiman and (iv) 50,000 shares owned by Scott J. Reiman. Mr. Reiman is President of Hexagon Investments.

(3)	Edward Mike Davis has sole voting control over Edward Mike Davis, L.L.C.
(4)
Includes (i) 1,107,602 shares owned by Steven B. Dunn and Laura Dunn Revocable Trust, (ii) 86,959 shares owned by Beau 8, LLC and (iii) 86,959 shares owned by Winston 8, LLC.  Steven B. Dunn and Laura Dunn are trustees of the Trust and also share voting and dispositive power with respect to the shares owned by the LLCs.

(5)
Includes (i) 480,000 shares owned by J. Steven Emerson Roth IRA, (ii) 254,157 shares owned by J. Steven Emerson Roth II IRA, (iii) 105,000 shares owned by Emerson Partners, (iv) 75,000 shares owned by J. Steven Emerson and (v) 60,000 shares owned by Emerson Family Foundation.  J. Steven Emerson controls each of these entities.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning future production, reserves or other resource development opportunities, any projected well performance or economics, or potential joint ventures or strategic partnerships; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “should,” “could,” “estimate,” “intend,” “plan,” “project,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this presentation. Except as required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risk factors set forth in our amended annual report on Form 10-K/A for the year ended December 31, 2011, as updated by our quarterly report on Form 10-Q for the period ended June 30, 2012.

The factors impacting these risks and uncertainties include, but are not limited to:

●	estimated quantities and quality of oil and natural gas reserves;
●	exploration, exploitation and development results;
●	fluctuations in the price of oil and natural gas, including reductions in prices that would adversely affect our revenue, cash flow, liquidity and access to capital;
●	availability of capital on an economic basis, or at all, to fund our capital needs;
●	availability of, or delays related to, drilling, completion and production, personnel, supplies and equipment;
●	the timing and amount of future production of oil and gas;
●	the completion, timing and success of our drilling activity;
●	the inability of management to effectively implement our strategies and business plans;
●	potential default under our secured obligations or material debt agreements;
●	lower oil and natural gas prices negatively affecting our ability to borrow or raise capital, or enter into joint venture arrangements;

●	declines in the values of our natural gas and oil properties resulting in write-downs;
●	inability to hire or retain sufficient qualified operating field personnel;
●	increases in interest rates or our cost of borrowing;
●	deterioration in general or regional (especially Rocky Mountain) economic conditions;
●	the strength and financial resources of our competitors;
●
the occurrence of natural disasters, unforeseen weather conditions, or other events or circumstances that could impact our operations or could impact the operations of companies or contractors we depend upon in our operations;

●	inability to acquire or maintain mineral leases at a favorable economic value that will allow us to expand our development efforts;
●	delays, denials or other problems relating to our receipt of operational consents and approvals from governmental entities and other parties;
●	unanticipated recovery or production problems, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids;
●	environmental liabilities;
●	loss of senior management or technical personnel;
●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
●	changes in U.S. GAAP or in the legal, regulatory and legislative environments in the markets in which we operate; and
●	other factors, many of which are beyond our control.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

For a detailed description of these and other factors that could cause actual results to differ materially from those expressed in any forward-looking statement, we urge you to carefully review and consider the disclosures made in the “Risk Factors” sections of our SEC filings, available free of charge at the SEC’s website (www.sec.gov).

We also may make material acquisitions or divestitures or enter into financing transactions. None of these events can be predicted with certainty and the possibility of their occurring is not taken into consideration in the forward-looking statements.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward -looking statements, whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room. Our common stock is listed on the Nasdaq Global Market under the symbol “RECV.”

The SEC allows “incorporation by reference” into this proxy statement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this proxy statement and any information filed by us with the SEC subsequent to the date of this proxy statement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

●	our amended annual report on Form 10-K/A for the year ended December 31, 2011;
●	our quarterly reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012;
●	our current reports on Form 8-K filed December 19, 2011, August 21, 2012 and September 4, 2012; and
●	the description of our common stock set forth in our registration statement on Form S-1 (File No. 333-164291).

We incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement.

We will promptly provide a copy of the documents we incorporate by reference (other than exhibits attached to those documents, unless such exhibits are specifically incorporated by reference into the information incorporated herein), at no cost, to any person who receives this proxy statement. You may request a copy of any or all of these documents, either orally or in writing, by contacting us at the following address and phone number:

Recovery Energy, Inc.
1515 Wynkoop St., Suite 200
Denver, CO 80202
1-303-951-7920

OTHER BUSINESS

We know of no other matter to be acted upon at the meeting. However, if any other matters are properly brought before the meeting, the person named in the accompanying proxy card as proxy for the holders of Recovery’s common stock will vote thereon in accordance with their best judgment.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
 FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
 RECOVERY ENERGY, INC.
 TO BE HELD SEPTEMBER 26, 2012

The undersigned hereby appoints Roger A. Parker and A. Bradley Gabbard, or either of them, as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Recovery Energy, Inc. held of record by the undersigned, that the undersigned would be entitled to vote if personally present at the special meeting of stockholders to be held  at 10:00  a.m. on  September 26, 2012, at our offices located at 1515 Wynkoop Street, Suite 200, Denver, CO, or any adjournment or postponement thereof.

1.  To approve and adopt the 2012 Equity Incentive Plan.

_____________ FOR
_____________ AGAINST
_____________ ABSTAIN

2.  To ratify and approve the issuance of 264,365 shares of our common stock to employees and directors as compensation.

_____________ FOR
_____________ AGAINST
_____________ ABSTAIN

3.  To ratify and approve the issuance of 1,500,000 unregistered shares of our common stock to purchase oil and gas interests in 15,600 gross, 2,400 net acres in the Chugwater prospect, including two horizontal wells drilled in that prospect, from TRW Exploration, LLC in connection with termination of a joint venture with TRW Exploration.

_____________ FOR
_____________ AGAINST
_____________ ABSTAIN

4.  In his discretion, the proxy is authorized to vote upon any matters which may properly come before the special meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for the proposal set forth on this proxy.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy may do by virtue hereof.

Please indicate whether you will attend the special meeting of stockholders on September 26, 2012.

I ❑ plan ❑ do not plan to attend the special meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE		Date:

SIGNATURE		Date:

Signature if held jointly

NOTE: Please sign exactly as name appears on the envelope in which this proxy card and the accompanying proxy statement were sent to you. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity. Corporations must provide full name of corporation and title of authorized officer signing.